UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2006 (November 17, 2006)

TRIBEWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-28675	94-337095
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2001 152nd AVENUE NE, REDMOND WA		98052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (425) 458-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 17, 2006, Tribeworks, Inc. (the “Company”) determined that a restatement of its annual report for fiscal year ending December 31, 2005 and quarterly reports for the quarters ended March 31, 2006 and June 30, 2006, was necessary in light of the Company’s review of its accounting for the cost of an acquired business under Statement of Financial Accounting Standards No. 141 “Accounting for Business Combinations.” The Board of Directors of the Company, in consultation with the Company’s management and its independent auditing firm, Williams & Webster P.S., concluded that the Company’s accounting policies must be changed. The Company has filed appropriate amendments to the 10-KSB for the year ended December 31, 2005 to effect these restatements as of today’s date. Accordingly, our previously issued financial statements in connection with the annual report for fiscal year ending December 31, 2005 should no longer be relied upon.

On January 20, 2006, the Company completed the acquisition of 100% of the outstanding shares of Atlas Technology Group (“AtlasTG”). The Company paid $37,235 in cash and assumed $1,144,106 of current liabilities (of which $1,073,744 plus interest was due to Tribeworks), from the selling shareholders of AtlasTG. Following the acquisition of Atlas, the Company re-measured the cost of the business acquired by allocating the advance of $1,073,744 previously written off against software development costs as investment in AtlasTG and restating the loss for 2005. The purchase price of $1,181,015 was allocated to the acquired assets, intangibles, and assumed liabilities in accordance with Statements of Financial Accounting Standards No. 141 "Accounting for Business Combinations" as set out in the amended 10-KSB filed concurrently with this Form 8K.

Since the acquisition of Atlas Technology Group (“Atlas”) and discontinuance of one of the operating subsidiaries of the Company, Tribeworks Development Corporation (“TDC”), the Company has changed certain of its accounting policies. These changes are reflected in the financial statements for the quarters ending March 31, 2006 and June 30, 2006 in the amended 10-QSB’s filed on November 17, 2006 and for the quarter ending September 30, 2006 in the 10-QSB filed on November 17, 2006.

These corrections and restatements had the following effect on the reported net loss and earnings per share. Previously the Company had expensed the advance to AtlasTG as software development costs. This has been reclassified as an investment in AtlasTG at December 31, 2005, which reduced the loss at December 31, 2005 from $1,249,535 to $175,791 and as a result the reported net loss per share was reduced from $0.06 to $0.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBEWORKS, INC.

Date: December 21, 2006	By:	/s/ Peter B. Jacobson
Name: Peter B. Jacobson
Title: Chief Executive Officer